SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) Of the Securities

                              Exchange Act of 1934

Filed by the registrant X
                       ---

Filed by a party other than the registrant
                                          ----

Check the appropriate box:


 X Preliminary Proxy Statement.         Confidential, for use of the Commission
---                                 --- only (as permitted by Rule 14a-6(e)(2)).


     Definitive proxy statement
----
     Definitive additional materials
----
     Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12
----

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

 X   No fee required.
---


     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
----

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

    Fee paid previously with preliminary materials:
---

     Check box if any part of the fee is offset as provided by Exchange Act Rule --- 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                         CLICKSOFTWARE TECHNOLOGIES LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 6, 2001

August 7, 2001

To the Shareholders of ClickSoftware Technologies Ltd.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ClickSoftware Technologies Ltd., an Israeli corporation (the "Company"), will be held on Thursday, September 6, 2001, at 4:00 p.m., local time, at the offices of the Company's subsidiary, ClickSoftware, Inc., 655 Campbell Technology Parkway, Suite 250, Campbell, CA 95008, for the following purposes:

1. To elect one External Director to hold office according to the Israeli Companies Law;

2. To ratify the appointment of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 2001 and to authorize the Board of Directors to determine their compensation;

3.   To approve certain amendments to the Company's 2000 Share Option Plan;

4. To ratify and approve grants of stock options to certain members of the Company's Board of Directors;

5 To ratify and approve a loan from the Company to Dr. Moshe BenBassat, Chairman of the Company's Board of Directors and Chief Executive Officer;

6. To ratify and approve compensation terms for Dr. Moshe BenBassat, Chairman of the Company's Board of Directors and Chief Executive Officer, and

7. To receive and consider the Directors' Report and the Audited Financial Statements for the year ended December 31, 2000.


          The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

          Only shareholders of record at the close of business on July 30, 2001 are entitled to receive notice of and vote at the Annual Meeting.

          All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. All proxies must be received at least 48 hours prior to the meeting to be validly included in the tally of shares voted at the meeting. Your shares will be voted in accordance with the instructions you have given. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                                              By Order of the Board of Directors

                                              MOSHE BENBASSAT
                                              Chairman of the Board of Directors
                                              and Chief  Executive  Officer

Tel Aviv, Israel
August 7, 2001


--------------------------------------------------------------------------------
IMPORTANT: YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                        CLICKSOFTWARE TECHNOLOGIES LTD.
                               34 Habarzel Street
                                Tel Aviv, Israel
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

          The enclosed Proxy is solicited on behalf of the Board of Directors of ClickSoftware Technologies Ltd. ("ClickSoftware" or the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, September 6, 2001, at 4:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company's subsidiary, ClickSoftware Inc., 655 Campbell Technology Parkway, Suite 250, Campbell, CA 95008. The telephone number at that location is (408) 377-6088.

          These proxy solicitation materials were mailed on or about August 7, 2001 to all shareholders of record entitled to vote at the Annual Meeting.

RECORD DATE; OUTSTANDING SHARES; PROCEDURAL MATTERS

          Shareholders of record as of the close of business on July 30, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.
At the Record Date,  [        ]  Ordinary  Shares (the "Ordinary  Shares") were
issued and outstanding. For information regarding holders of more than 5% of the outstanding Ordinary Shares, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The closing sale price of ClickSoftware's Ordinary Shares as reported on the Nasdaq National Market on July 30, 2001 was [$ ] per share.

          Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted FOR each proposition for which the Board of Directors recommends a vote FOR. No matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting.

          Each shareholder is entitled to one vote for each Ordinary Share on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting shall be two or more shareholders present in person or by proxy, holding or representing in the aggregate at least thirty three percent (33%) of the total voting rights in the Company. Shares that are voted in person or by proxy "FOR," "AGAINST," or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as voted at the Annual Meeting with respect to such matters (the "Votes Cast"). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

          The Company will bear the cost of soliciting proxies for the Annual Meeting. The Company will ask banks, brokerage houses, fiduciaries and custodians holding Ordinary Shares in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such Ordinary Shares, and the Company may also reimburse them for their reasonable expenses in doing so. In addition to soliciting proxies by mail, the Company and its directors, officers and employees, may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or employees for such services.

REVOCABILITY OF PROXIES

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address or at the address of the Company's subsidiary at 655 Campbell Technology Parkway, Suite 250, Campbell, CA 95008, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

          One or more shareholders, who have held at least $2,000 in market value, or 1%, of the Company's securities entitled to vote at the Annual Meeting for at least one year prior to the date such shareholder(s) submit the proposal, may submit proper proposals for inclusion in the Company's agenda at the next annual meeting of its shareholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting and that shareholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than April 9, 2002, which is 120 calendar days prior to the anniversary of the date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.


                                 PROPOSAL NO. 1

                        ELECTION OF ONE EXTERNAL DIRECTOR

          The Company's Articles of Association currently provide for a board of directors of not less than two members nor more than eleven members. There are currently six members on the Company's Board. The Company has a classified Board of Directors as set forth in the following table:

NAME OF DIRECTOR AND CLASS            YEAR IN WHICH TERM EXPIRES             AGE
--------------------------------------------------------------------------------

Dr. Moshe BenBassat, Class III                  2003                          53
Roni Einav, Class II                            2002                          45
Nathan Gantcher, Class II                       2002                          61
Eddy Shalev, Class III                          2003                          54
James W. Thanos, Class III                      2003                          52
Dr. Israel Borovich, External Director          2004                          59


          These directors have been elected to serve until the annual meetings of shareholders to be held in 2002 for the Class II directors and 2003 for the Class II directors. One of the Company's Class I directors, Fredric W. Harman, resigned from the Board of Directors in November 2000. Dr. Israel Borovich, who was previously also a Class I director, was elected as an External Director by the Board of Directors of the Company on July 25, 2001 (see below).

          Under the new Israeli Companies Law which came into effect on February 1, 2000, Israeli companies whose shares have been offered to the public in or outside of Israel (such as the Company) are required to appoint two people to serve as external directors on the board of directors of the company. The Companies Law provides that a person may not be appointed as an external director if the person or the person's relative, partner, employer or any entity controlled by that person has at the date of appointment, or has had at any time during the two years preceding that date, any affiliation with the company, any entity controlling the company or any entity controlled by the company or by this controlling entity. The term "affiliation" includes:

     *   an employment relationship;

     *   business or professional relationship maintained on a regular basis;

     *   control; or

     *   service as an officer.

No person can serve as an external director if the person's position or other business creates, or may create, conflict of interests with the person's responsibilities as an external director or if such position or other business may impair such director's ability to serve as an external director. No person who is a director in one company can serve as an external director in another company, if at that time a director of the other company serves as an external director in the first company. The Companies Law further provides that when, at the time of appointment of an external director, all members of the board of directors of the company are of one gender, then the external director appointed shall be of the other gender.

          The initial term of an external director will be three years and may be extended for an additional three-year period. Each committee of the Company's board of directors will be required to include at least one external director and all external directors must be members of the Company's audit committee. Regulations promulgated under the Companies Law provide that the applicability of the Companies Law with respect to the nomination by an Israeli company whose shares are publicly traded only outside Israel (such as the Company) only shall commence August 1, 2000. These regulations also provide that, with respect to a company whose shares are publicly traded only outside Israel, the external directors do not have to be residents of Israel.

          An external director is entitled to consideration and to the refund of expenses, only as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other consideration, directly or indirectly, in connection with service provided as an external director. Nevertheless, the grant of an exemption from liability for breach of fiduciary duty or duty of care, an undertaking to indemnify, indemnification or insurance under the provisions of the Companies Law shall not be deemed as consideration. Under the Companies Law, an external director cannot be dismissed from the office unless:

     * the board of directors determines that the external director no longer meets the requirements for holding such office, as set forth in the Companies Law or that the director is in breach of his or her fiduciary duties to the company and the shareholders of the company vote (by the same majority required for the appointment) to remove the external director after the external director has been given the opportunity to present his or her position;

     * an Israeli court determines, upon a request of a director or a shareholder, that the director no longer meets the requirements for holding such office as set forth in the Companies Law or that the director is in breach of his or her fiduciary duties to the company; or

     * the court determines, upon a request of the company or a director, shareholder or creditor of the company, that the external director is unable to fulfill his or her duty or has been convicted of certain crimes as specified in the Companies Law.

          According to regulations promulgated under the new Israeli Companies Law, the board of directors of a company such as the Company whose shares are traded outside Israel is permitted to elect a director who was appointed prior to February 1, 2000, and who would otherwise qualify as an external director, as an external director for a period of three years after such appointment. On July 25, 2001, the Board of Directors appointed Dr. Israel Borovich as an external director according to these regulations.

NOMINEE

          The Company proposes that Ms. Janet Schinderman be appointed as one of the Company's external directors to hold office until the third anniversary of the date of the Annual Meeting, according to the provisions of the Companies Law and the regulations thereunder and that she be paid the maximum amount permitted under the Companies Law and the regulations thereunder or such lesser amount as determined by the Board of Directors, subject to the provisions of the Companies Law and regulations thereunder.

          Ms. Schinderman's term will continue until the Annual Meeting of Shareholders held in 2004 or until her successor has been duly elected and qualified, and she may be re-elected for an additional three-year term.

          Certain information about Ms. Schinderman is set forth below. There are no family relationships among any directors or executive officers of the Company.

Name, Principal Occupation and Directorships                                           Age            Director Since
---------------------------------------------------------------------------------------------------------------------
JANET SCHINDERMAN
                                                                                        50            Not applicable
   Janet  Schinderman  has served as  associate  dean for  special  projects  and secretary to the Board of Overseers  at Columbia  Business  School of Columbia
   University  since 1990.  Ms. Schinderman  serves on the Board of  Directors of four CIBC World Markets mutual funds, the Columbia  University  Knight-Bagehot
   Business  Journalist  Board of  Advisors  and the  Department  of  Education's
   Center for  International  Business  Education and Research (CIBER)  operating committee.  Ms. Schinderman  holds a  Bachelor  of Arts  degree  from  Newcomb
   College of Tulane University and a Masters of Business  Administration  degree from Tulane  University.  Ms.  Schinderman  is qualified to act as an external director in accordance with the requirements of the Israeli Companies Law.

VOTE REQUIRED

          Ms. Schinderman is to be elected as an external director by a simple majority of Votes Cast (not including abstentions), provided that either:

     - A majority of the Votes Cast, including at least one-third of the shares held by non-controlling shareholders voted at the meeting vote in favor of election of Ms. Schinderman, or

     - the total number of shares held by non-controlling shareholders who voted against the election of Ms. Schinderman does not exceed one percent of the Company's aggregate voting rights.-

          THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF JANET SCHINDERMAN TO ACT AS AN EXTERNAL DIRECTOR TO HOLD OFFICE IN ACCORDANCE WITH THE ISRAELI COMPANIES LAW. AND THAT SHE BE PAID THE MAXIMUM AMOUNT PERMITTED UNDER THE ISRAELI COMPANIES LAW AND THE REGULATIONS THEREUNDER OR SUCH LESSER AMOUNT AS DETERMINED BY THE BOARD OF DIRECTORS, SUBJECT TO THE PROVISIONS OF THE ISRAELI COMPANIES LAW AND REGULATIONS THEREUNDER.

DIRECTORS NOT STANDING FOR ELECTION

          Certain information about the members of the Board of Directors who are not standing for election at this year's Annual Meeting is set forth below.

          DR. MOSHE BENBASSAT co-founded ClickSoftware and has served as the Company's Chairman and Chief Executive Officer since the Company's inception. From 1987 to 1999, Dr. BenBassat served as a professor of Information Systems at the Faculty of Management of Tel-Aviv University. Dr. BenBassat has also held academic positions at the University of Southern California and the University of California at Los Angeles. From 1996 to January 1999, Dr. BenBassat also served as a board member of Tadiran Telecommunications Inc., a telecommunications company. From 1990 to 1996, Dr. BenBassat served as a board member of Tadiran Electronic Systems Ltd., a defense electronics company. Dr. BenBassat holds Bachelor of Science, a Master of Science and a Doctor of Philosophy degrees in Mathematics and Statistics from Tel-Aviv University.

          DR. ISRAEL BOROVICH has served as a director of the Company since July 1997 and as an External Director according to the Israeli Companies Law since July 25, 2001. He has served as President of Arkia Israeli Airlines and Knafaim-Arkia Holdings Ltd. since 1988. Dr. Borovich also serves as a director of Knafaim-Arkia Holdings, Ltd., Maman-Cargo Terminals & Handling Ltd., Issta Lines Israel Students Travel Company Ltd., Ogen Investments, Ltd., Granit Hacarmel investments, Ltd. and Vulcan Batteries Ltd. Dr. Borovich holds Bachelor of Science, Master of Science and a Doctor of Philosophy degrees in Industrial Engineering from the Polytechnic Institute in Brooklyn. Dr. Borovich is qualified to act as an external director in accordance with the requirements of the Israeli Companies Law.

          RONI EINAV has served as a director of ClickSoftware since April 2000. From 1983 to April 1999, Mr. Einav served as Chairman of the Board of Directors of New Dimension Software, Ltd., a software company which he founded. Mr. Einav has also played a role in founding over ten additional Israeli high-tech companies including: Liraz Computers, which owns Level 8, Jacada, UDS-Ultimate Distribution Systems, CreditView, CePost, CeDimension, ComDa and Einav Systems. Mr. Einav is a Major in the Israeli Defense Forces, serving in the Systems Analysis Division. Mr. Einav holds a Bachelor of Science degree in Management and Industrial Engineering and a Master of Science degree in Operations Research from the Technion Institute.

          NATHAN GANTCHER has served as a director of ClickSoftware since April 2000. From October 1997 to October 1999, Mr. Gantcher served as Vice Chairman of CIBC World Markets Corp. From 1983 to November 1997, Mr. Gantcher served as President, Chief Operating Officer and Co-Chief Executive Officer of Oppenheimer & Co. Since 1983, Mr. Gantcher has served as Chairman of the Board of Trustees of Tufts University. Mr. Gantcher is a member of the Board of Overseers at the Columbia University Graduate School of Business, a director of Mack-Cali Realty Corp and the Jewish Communal Fund, and a trustee of the Anti-Defamation League Foundation. Mr. Gantcher holds a Bachelor of Arts degree in Business from Tufts University and a Master of Business Administration degree from the Columbia University Graduate School of Business.

          EDDY SHALEV has served as a director of ClickSoftware since April 1997. Since April 1997, Mr. Shalev has also served as a director of Fundtech Corp. Mr. Shalev has served as Chief Executive Officer of E. Shalev Ltd. since January 1997 and as the Managing General Partner of E. Shalev Management since 1983. . Mr. Shalev holds a Master of Science degree in Management Information Systems from Tel Aviv University.

          JAMES W. THANOS has served as a director of ClickSoftware since May 2000. Since October 1999, Mr. Thanos has served as Executive Vice President, Worldwide Field Operations of BroadVision, Inc. From March 1998 to October 1999, Mr. Thanos served as BroadVision's Vice President and General Manager, Americas. Prior to working for BroadVision, Mr. Thanos served as Senior Vice President of Worldwide Sales at Aurum Software. Mr. Thanos holds a Bachelor of Arts degree in International Relations and a Bachelor of Arts degree in Behavioral Sciences from Johns Hopkins University. Board Meetings and Committees

          The Board of Directors of the Company held five meetings during 2000. The Board has a Compensation Committee and an Audit Committee, but does not have a nominating committee or any committee performing a similar function. Fred Harman, a director in 2000, resigned from the board of directors in November 2000. Roni Einav, director, missed one of two meetings held by the Board after his appointment in April 2000, and thus attended fewer than 75% of the sum of the total number of meetings held by the Board (at a time when he was a director of the Company) and the total number of committee meetings held by the committees on which he served. See "Director Compensation" for information on the compensation of non-employee directors.

          The Compensation Committee was formed on February 10, 2000 and during 2000 consisted of two non-employee directors: Messrs. Harman and Shalev. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plans and employee stock purchase plan. There was one meeting of the Compensation Committee in 2000. See "Compensation Committee Report." For 2001, the Compensation Committee consists of Dr. Borovich and Mr. Shalev.

          The Audit Committee was formed on February 10, 2000 and during 2000 consisted of three non-employee directors: Dr. Borovich and Messrs. Harman and Shalev. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") that was adopted as amended by the Board of Directors January 30, 2001. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A. Under the provisions of the Audit Committee Charter, the purpose and responsibilities of the Audit Committee include: (1) making recommendations to the Board of Directors concerning the appointment and, where appropriate, replacement of the independent auditors; (2) reviewing the scope of the audit and related fees; (3) reviewing audit findings and recommendations with independent auditors to determine the adequacy and effectiveness of internal controls; (4) reviewing the appropriateness of accounting principles and financial disclosure practices with independent auditors and the Company financial management; and (5) reviewing the Company's quarterly and annual financial statements prior to filing with the Securities and Exchange Commission. There were two meetings of the Audit Committee in 2000. See "Audit Committee Report."

          As of the date of this proxy statement, the Audit Committee for 2001 consists of Dr. Borovich and Messrs. Gantcher and Shalev. Each of these directors is "independent," as such term is defined under Rule 4200, as amended, of the listing standards of the National Association of Securities Dealers. The Board of Directors will also name Janet Schinderman, if she is elected as a director, to serve on the Audit Committee.

DIRECTOR COMPENSATION

         Our directors do not receive cash for services they provide as directors.

          In April 2000, Mr. Gantcher was granted an option to purchase 50,000 Ordinary Shares at an exercise price of $10.00 per share. The option granted to Mr. Gantcher vests at the rate of one-fourth (1/4th) of such shares on April 6, 2001 and monthly thereafter over a period of three additional years.

          In April 2000, Mr. Einav was granted an option to purchase 15,000 Ordinary Shares at an exercise price of $10.00 per share. The option granted to Mr. Einav vests at the rate of one-fourth (1/4th) of such shares on April 6, 2001 and monthly thereafter over a period of three additional years.

          On May 31, 2000, Mr. Thanos was granted an option to purchase 15,000 Ordinary Shares at an exercise price of $8.00 per share. The option granted to Mr. Thanos vests at the rate of one-fourth (1/4th) of such shares on May 31, 2001 and monthly thereafter over a period of three additional years.


                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has appointed Arthur Andersen LLP, independent accountants, to audit ClickSoftware's financial statements for the current fiscal year ending December 31, 2001. Such nomination is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the Votes Cast on this proposal at the Annual Meeting is required to ratify the Board's selection. If the shareholders reject the nomination, the Board will reconsider its selection. The remuneration of the auditors shall be fixed by the Board of Directors according to the nature and volume of their services.

          Arthur Andersen LLP has audited ClickSoftware's financial statements since the fiscal period ended December 31, 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to questions and to make a statement if they desire to do so.

VOTE REQUIRED

          The approval of this proposal requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

          THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUTHORIZE THE BOARD OF DIRECTORS TO FIX THEIR REMUNERATION.

                             AUDIT COMMITTEE REPORT

          In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee of the Board of Directors of the Company:


     1. Reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with Company management.

     2. Met with Arthur Andersen LLP, the Company's independent auditors, to review the audited financial statements and to discuss with the auditors all matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

     3. Requested and obtained from, and discussed with the independent auditors written disclosures and a letter required by Independent Standards Board (ISB) Standard No. 1, as amended, that the auditors were in all respects independent.

          AUDIT FEES. Arthur Andersen LLP billed to the Company an aggregate of approximately $64,000 for professional services rendered by Arthur Andersen LLP in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2000 and its review of the Company's financial statements included in quarterly reports on Form 10-Q during fiscal year 2000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. During fiscal year 2000, Arthur Andersen LLP did not bill for any professional services for financial information systems design or implementation as described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR ss. 210.2-01(c)(4)(ii)).

          ALL OTHER FEES. Arthur Andersen LLP billed the Company an aggregate of approximately $207,000 for professional services rendered in connection with the Company's initial public offering during fiscal year 2000.

          The Audit Committee considered the services rendered by Arthur Andersen during fiscal year 2000 and determined that such services were compatible with Arthur Andersen LLP's independence.

          As a result of the above-referenced review and discussions with the Company's management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2000 be accepted and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                  Respectfully  Submitted  by  the  2000
                                  Audit  Committee  of the  Board  of Directors:


                                  Israel Borovich
                                  Nathan Gantcher
                                  Eddy Shalev


                                 PROPOSAL NO. 3

         APPROVAL OF AMENDMENTS TO THE COMPANY'S 2000 SHARE OPTION PLAN

          Amendments to the 2000 Share Option Plan (the "Plan") were adopted by the Board of Directors in May 2001 and are being submitted for approval by the shareholders at the Annual Meeting.

SUMMARY OF THE AMENDMENTS TO THE PLAN

          PURPOSE. The purposes of the amendments to the Plan are to attract and retain the best available personnel for service as Directors who are not Employees ("Outside Directors") of the Company, including Directors designated as External Directors under Israeli law, to provide additional incentive to Outside Directors of the Company to serve as directors, and to encourage their continued service on the Board. As of the date hereof, there are five Outside Directors.

          ADMINISTRATION. The amendments to the Plan provides for grants of options to Outside Directors to be made in two ways:

     (a) Each Outside Director, except for individuals who became directors prior to shareholder approval of these amendments to the Plan, and except for Outside Directors who are designated as External Directors, is automatically granted an option to purchase thirty thousand (30,000) shares (the "First Option"), upon the date such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy; and

     (b) Each Outside Director, including External Directors, is automatically granted an option to purchase seven thousand five hundred (7,500) shares (the "Subsequent Option") following each annual meeting of the shareholders of the Company, beginning in 2002, if on such date he or she shall have served on the Board for at least the preceding six (6) months.

          In the future, the Board will approve and seek shareholder approval for grants to Outside Directors who are designated as External Directors, when they become members of the Board, which are no greater than the First Options under the Plan, unless otherwise required by applicable law and regulations in effect from time to time.

          ELIGIBILITY; LIMITATIONS. Only Outside Directors of the Board are eligible to receive automatic grants of nonstatutory stock options pursuant to the amendments to the Plan.

          TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a option agreement between the Company and the director optionee, and is subject to the following additional terms and conditions:

     (a) EXERCISE PRICE. The exercise price of options granted to Outside Directors under the Plan is not less than 100% of the fair market value per share of the Ordinary Shares on the date of grant, generally determined with reference to the closing sale price for the Ordinary Shares (or the closing bid if no sales were reported) on the date of grant.

     (b) EXERCISE OF OPTION. BOTH THE FIRST OPTION AND THE SUBSEQUENT OPTION SHALL VEST AS TO 25% OF THE OPTIONED STOCK ON THE FIRST ANNIVERSARY AFTER THE DATE OF GRANT, AND AS TO AN ADDITIONAL 25% OF THE OPTIONED STOCK ON EACH ANNIVERSARY OF THE DATE OF GRANT, AFTER THAT. AN OPTION SHALL BE EXERCISABLE IN WHOLE OR IN PART BY GIVING WRITTEN NOTICE TO THE COMPANY, STATING THE NUMBER OF SHARES WITH RESPECT TO WHICH THE OPTION IS BEING EXERCISED, ACCOMPANIED BY PAYMENT IN FULL FOR SUCH SHARES.(B)

     (C) FORMS OF CONSIDERATION. THE MEANS OF PAYMENT FOR SHARES ISSUED UPON EXERCISE OF AN OPTION IS SPECIFIED IN EACH OPTION AGREEMENT. THE PLAN PERMITS PAYMENT TO BE MADE BY CASH, CHECK, PROMISSORY NOTE, OTHER ORDINARY SHARES OF THE COMPANY (WITH SOME RESTRICTIONS), CASHLESS EXERCISES, ANY OTHER PAYMENT PERMITTED BY UNDER APPLICABLE LAW, OR ANY COMBINATION THEREOF.

     (d) TERM OF OPTION. The term of any option shall be ten years from the date of grant . No option may be exercised after the expiration of its term.

     (e) TERMINATION OF DIRECTORSHIP. If an optionee's status as a director terminates for any reason other than death or disability, then all options held by the optionee under the Plan expire three months following the termination. If the optionee's status as a director terminates due to death or disability, then all options held by the optionee under the Plan expire six months following the termination. In no case may an option be exercised after the expiration date of the option.

     (f) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.


     (g) OTHER PROVISIONS: The director option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

          ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option outstanding under the Plan, and the exercise price of any such outstanding option.

          Unless otherwise determined by the Board, in the event of a proposed liquidation or dissolution, any unexercised options will terminate prior to such action. The Board may give the optionee the right to exercise any unexercised options, including shares as to which the option would not otherwise be exercisable, prior to their termination.


          In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted for by the successor corporation. If an option is assumed or substituted for by the successor corporation, it shall continue to vest as provided in the Plan. If the director optionee's status is terminated other than upon a voluntary resignation, the Option shall become fully exercisable. If the successor corporation does not agree to assume or substitute for the option, each option shall become fully vested and exercisable for a period of thirty days from the date the Board notifies the director optionee of the option's full exercisability, after which period the option will terminate.


          AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any further amendment to the Plan to the extent necessary to comply with applicable laws or regulations. No such action by the Board or shareholders may alter or impair any option previously granted under the Plan without the consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the shareholders or the Board, whichever is earlier.

          FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans:


         NONSTATUTORY STOCK OPTIONS. Options granted to Outside Directors under the Plan do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

VOTE REQUIRED

         The affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Plan.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" AMENDMENT OF THE COMPANY'S 2000 SHARE OPTION PLAN.



                                 PROPOSAL NO. 4

               RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS
                      TO MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND


          On February 9, 2001, the Board of Directors granted, subject to shareholder approval, options to purchase 30,000 Ordinary Shares at an exercise price of $1.69 per share, the then current fair market value, to each of Messrs. Borovich, Einav, Gantcher and Thanos, each members of the Board of Directors. The options vest monthly over a period of twenty-four (24) months.

          Under the Israeli Companies Law, arrangements with directors as to the terms of their service, including the grant of stock options to directors and the payment of other compensation, requires shareholder approval. Messrs. Borovich, Einav, Gantcher and Thanos are currently members of the Board of Directors.

          Regulations under the Israeli Companies Law also govern the option consideration to be received by Ms. Schinderman if she is elected as an External Director. In accordance with these regulations, on July __, 2001, the Board of Directors granted to Ms. Schinderman, subject to shareholder approval and subject to her election to the Company's Board of Directors at the Annual Meeting, option consideration at an exercise price equal to the closing sale price per share of the Company's Ordinary Shares on the date of the Annual Meeting (the "Annual Meeting Date Price"), in an amount such that the consideration in unvested options received by Ms. Schinderman shall be the greater of (i) the value of an option to purchase 30,000 Ordinary Shares at the Annual Meeting Date Price (see Proposal 3 above regarding First Options to be granted to Outside Directors) and (ii) the aggregate consideration in unvested options held by the Outside Director who otherwise holds the least. The value of Ms. Schinderman's option consideration shall be measured as of the date of grant, which is the date of shareholder approval.

          Because the calculations of the aggregate consideration in unvested options will be based on the Annual Meeting Date Price, the Company cannot calculate the exact number of Ordinary Shares represented by the option to be granted to Ms. Schinderman or the exercise price per share until the date of the Annual Meeting. For example, as of the date of the Annual Meeting, Mr. Einav, an Outside Director, will hold unvested options to purchase _____ Ordinary Shares with exercise prices of $10.00 and $1.69 per share. If the Annual Meeting Date Price is, for example, $____, the closing sale price of the Company's Ordinary Shares as reported on the Nasdaq National Market on the Record Date, July 30, 2001, Mr. Einav would hold an aggregate consideration in unvested options equal to $_____, less than the value of an option to purchase 30,000 Ordinary Shares at the Annual Meeting Date Price. Ms. Schinderman would receive an option to purchase 30,000 Ordinary Shares at the Annual Meeting Date Price. However, assuming a price of $____ per share as of the date of the Annual Meeting, Mr. Einav would hold an aggregate consideration in unvested options equal to $____, greater than the value of an option to purchase 30,000 Ordinary Shares at an exercise price of $____. Ms. Schinderman would receive an option to purchase _____ Ordinary Shares at an exercise price of $____, with an aggregate consideration of $____. As noted above, until the date of the Annual Meeting, the Company cannot determine the exact number of Ordinary Shares underlying the option to be granted to Ms. Schinderman or the exercise price per share.

          Pursuant to these regulations under the Israeli Companies Law, the vesting provisions of Ms. Schinderman's option shall also be no less favorable than the vesting of the outstanding options held by the incumbent External Director, Dr. Borovich. Dr. Borovich currently holds options vesting monthly over 36 and 24 months, with vesting commencement dates of November 30, 1999 and February 9, 2001, respectively.

          In addition, in order to equalize External Director compensation in accordance with the Israeli Companies Law regulations, on July __, 2001, the Board of Directors granted, subject to shareholder approval, additional option consideration to Dr. Borovich, an External Director under Israeli law, equal to the excess, if any, of (i) the aggregate consideration in unvested options received by Ms. Schinderman if she is elected as an External Director over (ii) the aggregate consideration in unvested options held by Dr. Borovich prior to her election. The value of the option consideration shall be measured as of the date of grant, which is the date of shareholder approval.

          As of the date of the Annual Meeting, Dr. Borovich will hold unvested options to purchase _____ Ordinary Shares, with exercise prices of $3.67 and $1.69 per share. For instance, as in the first example above, if the Annual Meeting Date Price is $____, the aggregate consideration in unvested options to be received by Ms. Schinderman would be equal to $_____. Dr. Borovich would receive an additional option to purchase _____ Ordinary Shares at an exercise price of $____, equal in value to the excess of (i) the aggregate consideration to be received by Ms. Schinderman over (ii) the aggregate consideration held by Dr. Borovich prior to her election. If, as in the second example above, the Annual Meeting Date Price as of the date of the Annual Meeting is $____, the aggregate consideration in unvested options to be received by Ms. Schinderman would be equal to $____. Dr. Borovich would again receive an additional option to purchase _____ Ordinary Shares at an exercise price of $____, equal in value to the excess of (i) the aggregate consideration to be received by Ms. Schinderman over (ii) the aggregate consideration held by Dr. Borovich prior to her election.


PROPOSAL

          IT IS HEREBY PROPOSED TO RATIFY AND APPROVE THE STOCK OPTION GRANTS AS SPECIFIED BELOW FOR THE APPLICABLE NUMBER OF ORDINARY SHARES ON THE TERMS SPECIFIED ABOVE:

                                                    ORDINARY SHARES
                                 NAME                REPRESENTED BY
                                                        OPTIONS
                                ------               ---------------

Dr. Israel Borovich                                     30,000 + *
Mr. Roni Einav                                          30,000
Mr. Nathan Gantcher                                     30,000
Ms. Janet Schinderman                                        *
Mr. James Thanos                                        30,000
* Number of shares and exercise price to be calculated as of the date of the Annual Meeting.

VOTE REQUIRED

          The affirmative vote of the holders of a majority of the Votes Cast for the approval of the grant of stock options as set forth above.

          THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS AS SET FORTH ABOVE.



                                 PROPOSAL NO. 5

   RATIFICATION AND APPROVAL OF LOAN FROM THE COMPANY TO DR. MOSHE BENBASSAT,
    CHAIRMAN OF THE COMPANY'S BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

          On May 9, 2001 the Company's Board of Directors approved a loan of $300,000 from the Company to Dr. Moshe BenBassat, Chairman of the Company's Board of Directors and Chief Executive Officer. The interest rate is 4.99% per annum, based upon the minimum Applicable Federal Rate for August 2001 for a medium term, annually compounded loan . Interest will compound annually, and all accrued interest and principal will be due and payable within five years from the date of the loan. All interest and principal will also be due and payable upon the termination of Dr. BenBassat's employment with the Company for any reason or upon a change in control of the Company. Dr. Moshe BenBassat has represented to the Company that the loan will not be used, directly or indirectly, to purchase shares of the Company.

VOTE REQUIRED

         A simple majority of Votes Cast (not including abstentions), provided that either:

          - a majority of the Votes Cast, including at least one-third of the shares held by non-controlling shareholders voted at the meeting, vote in favor of approval of the loan to Dr. BenBassat, or

          - the total number of shares held by non-controlling shareholders who voted against approval of the loan to Dr. BenBassat does not exceed one percent of the Company's aggregate voting rights.


          THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE GRANT OF THE LOAN TO DR. MOSHE BENBASSAT AS SET FORTH ABOVE.

         .
                                 PROPOSAL NO. 6

    RATIFICATION AND APPROVAL OF COMPENSATION TERMS FOR DR. MOSHE BENBASSAT, CHAIRMAN OF THE COMPANY'S BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

         Pursuant to the Israeli Companies Law, the Company's shareholders must approve the compensation terms of any executive officer who also serves as a director. Dr. BenBassat, the Company's Chief Executive Officer, also serves as Chairman of the Board of Directors of the Company. Accordingly, his compensation is subject to approval of the Company's shareholders.

         The Compensation Committee has recommended to the Audit Committee and to the Board of Directors that Dr. BenBassat shall be eligible to receive for fiscal 2001 salary of up to $250,000 per year with a bonus of up to $250,000. Based on this recommendation, both the Audit Committee and, subsequently, the Board approved Dr. BenBassat's compensation for fiscal 2001. If the shareholders do not approve the compensation of Dr. BenBassat as described above, then his salary and bonus would revert to the previously approved levels. The Compensation Committee and the Audit Committee of the Board believe that the compensation for Dr. BenBassat is reasonable under the circumstances. For a detailed description of the compensation paid to all the Company's executive officers during the fiscal year ended December 31, 2000, please see the section entitled "Executive Compensation" beginning on page __ of this proxy statement.

VOTE REQUIRED

         A simple majority of Votes Cast (not including abstentions), provided that either:

          - a majority of the Votes Cast, including at least one-third of the shares held by non-controlling shareholders voted at the meeting vote in favor of approval of Dr. BenBassat's compensation, or

          - the total number of shares held by non-controlling shareholders who voted against approval of Dr. BenBassat's compensation does not exceed one percent of the Company's aggregate voting rights.

         THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE APPROVAL OF THE COMPENSATION TERMS FOR DR. BENBASSAT AS SET FORTH ABOVE.



                                 PROPOSAL NO. 7

 RECEIVE AND CONSIDER THE DIRECTORS' REPORT AND THE AUDITED FINANCIAL STATEMENTS

          At the Meeting, the Directors' Report and Audited Consolidated Financial Statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000, will be presented. The affirmative vote of a majority of the Votes Cast will be required for shareholder approval to receive and consider the Directors' Report and Audited Consolidated Financial Statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000.

          THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RECEIPT AND CONSIDERATION BY THE ANNUAL MEETING OF THE DIRECTORS' REPORT AND AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. 34

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information with respect to the beneficial ownership of the Company's ordinary shares as of June 30, 2001 for:

     * the Company's Chief Executive Officer and its four other most highly compensated executive officers during fiscal year 2000 (collectively, the "Named Executive Officers");

     *    each of the Company's directors;

     * each person or group known by the Company to beneficially own more than 5% of its outstanding ordinary shares; and

     *    all of the Company's executive officers and directors as a group.

          Beneficial ownership of ordinary shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any ordinary shares over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of June 30, 2001. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all ordinary shares held by them.
Applicable percentage ownership in the following table is based on 26,201,118 shares outstanding as of June 30, 2001.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o ClickSoftware Technologies Ltd., 34 Habarzel Street, Tel Aviv, Israel.


                                                                                          Ordinary Shares
                                                                                         Beneficially Owned
                                                                                       ------------------------
Name and Address                                                                       Number          Percent
----------------------------------------------------------------------------------------------------------------
     Named Executive Officers And Directors

     Moshe BenBassat(1).....................................................         4,794,844         18.30%

     Shimon Rojany (2)......................................................           390,578          1.49%

     David Schapiro(3)......................................................           178,171          *

     Ami Shpiro(4)..........................................................           204,351          *

     Robert Spina (5).......................................................            18,563          *

     Israel Borovich(6).....................................................            18,894          *

     Roni Einav(7)..........................................................            12,500          *

     Nathan Gantcher(8).....................................................            74,166          *

     Eddy Shalev(9).........................................................
         c/o Genesis Partners
         50 Dizengoff Street
         Tel-Aviv 64332, Israel ............................................         2,871,270         10.96%

     James W. Thanos(10)....................................................            18,750          *

     Shareholders

     Worldview Technology International I, L.P. ("WVTI I")..................           745,612          2.85%

     Worldview Technology Partners I, L.P. ("WVTP I").......................         1,668,203          6.37%

     Worldview Strategic Partners I, L.P. ("WVSP I")........................           149,606          0.57%
                                                                                   -----------       --------




                                                                                          Ordinary Shares
                                                                                         Beneficially Owned
                                                                                       ------------------------
Name and Address                                                                       Number          Percent
----------------------------------------------------------------------------------------------------------------

     Total, Entities associated with Worldview
         435 Tasso Street, Suite 120
         Palo Alto, CA 94301................................................         2,563,421          9.78%

     Entities affiliated with Genesis Partners
         50 Dizengoff Street
         Tel-Aviv 64332, Israel.............................................         2,871,270         10.96%

     Entities affiliated with Oak Investments Partners
         525 University Avenue, Suite 1300
         Palo Alto, CA  94301...............................................         4,724,027         18.03%

     Meritech Capital Associates LLC
         90 Middlefield Road, Suite 201
         Menlo Park, CA  94025..............................................         1,828,629          6.98%

     Liberty Wanger Asset Management
         227 West Monroe Street, Suite 3000
         Chicago, IL 60606-5016.............................................         1,660,000          6.34%

     All executive officers and directors as a group (14 persons)...........         8,886,998         33.92%

-----------------
*    Less than one percent.
(1)  Includes 2,246,887 shares held by Dr. BenBassat's spouse, Idit BenBassat.
     Also includes options to purchase 197,858 Ordinary Shares exercisable within 60 days of June 30, 2001 held by Dr. BenBassat.
(2)  Includes options to purchase 63,621 Ordinary Shares exercisable within 60 days of June 30, 2001 held by Mr. Rojany.
(3)  Includes options to purchase 178,171 Ordinary Shares exercisable within 60 days of June 30, 2001 held by Mr. Schapiro.
(4)  Includes options to purchase 33,614 Ordinary Shares exercisable within 60 days of June 30, 2001 held by Mr. Shpiro.
(5)  Mr. Spina resigned effective December 31, 2000.
(6)  Includes options to purchase 15,833 Ordinary Shares exercisable within 60 days of June 30, 2001 held by Dr Borovich.
(7)  Includes  options to  purchase  12,500  Ordinary  Shares  exercisable within 60 days of June 30, 2001 held by Mr. Einav.
(8)  Includes  options to  purchase  24,166  Ordinary  Shares  exercisable within 60 days of June 30, 2001 held by Mr. Gantcher.
(9)  Includes  shares held by Genesis  Partners I L.P. and Genesis  Partners I
     (Cayman)  L.P. Eddy Shalev is a managing general partner of Genesis
     Partners I, L.P. and Genesis  Partners I (Cayman) L.P. Mr. Shalev disclaims beneficial ownership of these shares, except for his proportional interest therein, if any.
(10) Includes  options to  purchase  13,750  Ordinary  Shares exercisable within
     60 days of June 30, 2001 held by Mr. Thanos.

                        EXECUTIVE OFFICER COMPENSATION

COMPENSATION ARRANGEMENTS

          The Company has entered into employment agreements with Dr. Moshe BenBassat, its Chief Executive Officer, Shimon M. Rojany, its Chief Financial Officer, and Corey Leibow, its Chief Operating Officer. The agreements provide that the executives' employment relationships are "at-will" and may be terminated at any time by either the Company or the executive with or without cause or notice. The agreements provide that in the event the executive is terminated by the Company without cause, the executive shall be entitled to severance payments (to be paid in a lump sum or monthly at the executive's discretion) in amounts equal to twelve months of annual base salary as of the date of termination for Dr. BenBassat, six months of the annual base salary as of the date of termination for Mr. Rojany, and three months of the annual base salary as of the date of termination, if termination occurs within the first twelve months of employment (before November 6, 2001), or six months if termination occurs thereafter, for Mr. Leibow. Dr. BenBassat is entitled to full acceleration of option vesting in the event of a change in control, and Mr. Leibow is entitled to 50% vesting or 100% vesting depending on the conditions of a change of control. The executive's right to receive the benefits set forth above will immediately terminate if the executive competes with the Company during the six or twelve months following termination of employment with the Company.

COMPENSATION COMMITTEE

          The Compensation Committee (the "Committee") is comprised of Mr. Eddy Shalev, Dr. Borovich and, prior to his resignation from the board of directors, Mr. Fredric Harman. All have been independent, non-employee members of the Board of Directors. No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past. The Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. As the Company only recently established the Committee in connection with its initial public offering, there is a limited history; however the Committee expects, pursuant to its charter, to periodically review the approach to executive compensation and make changes as competitive conditions and other circumstances warrant.

COMPENSATION PHILOSOPHY

          In July 2000, the Company completed the initial public offering of its Ordinary Shares. In reviewing the compensation for the upcoming fiscal year, the Committee addressed two distinct areas in order to meet the needs of the Company as it continues to grow and mature. The Committee recognizes that in order for the Company to develop new products and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a high growth complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company's strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of shareholders.

          The Company currently uses salary, a management incentive plan and stock options to meet these requirements. For incentive-based compensation, the Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall performance.

COMPENSATION

          The following table sets forth all compensation  received for services
to the  Company  and  the  Company's  subsidiaries  in all capacities   during
the last  three  years by the  Named  Executive Officers:

                                                                                              Long Term Compensation
                                                                Annual Compensation                    Awards
                                                    -----------------------------------------------------------------------
                                                                                              Securities     All Other
                                                                             Other Annual     Underlying    Compensation
            Name Position                Year       Salary       Bonus       Compensation      Options          ($)
---------------------------------------------------------------------------------------------------------------------------
Moshe BenBassat...................       1998        67,418           -             -                 -             -
     CEO                                 1999       178,989     189,112             -           720,000             -
                                         2000       225,000     239,709        83,594 (1)             -             -

Shimon Rojany.....................       1998        41,667           -             -            30,000             -
     CFO                                 1999        88,333      32,083             -            73,227             -
                                         2000       185,833      68,083         4,362 (2)        30,000             -

Robert Spina (3)..................       1998        91,875      79,705             -            27,000             -
     VP Sales                            1999        83,916      66,484             -            21,000             -
                                         2000       120,000     128,996           706 (2)         7,200             -

Ami Shpiro........................       1998       116,396      18,703         3,009 (4)         6,000             -
     President, European                 1999       130,500      92,389         7,221 (4)         6,781             -
     Operations                          2000       130,500      83,692         6,528 (4)        18,000             -

David Schapiro....................       1998        96,201       7,650        21,400 (5)        90,000             -
     Sr. VP, Product                     1999       103,080      12,397        23,142 (5)        31,036             -
     Development                         2000       131,858      14,714        29,006 (5)        30,000             -

--------------------------
(1)  Other compensation to Dr. BenBassat includes $75,000 housing allowance.
(2)  Executive disability insurance.
(3)  Mr. Spina resigned effective December 31, 2000.
(4)  Pension contributions.
(5)  Contributions to employee benefit programs.

OPTION GRANTS IN YEAR 2000

          The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the year ended December 31, 2000. All such options were granted under the Company's various option plans approved during 2000, and generally vest over four years.


                                   % of Total
                                  Number of Shares    Options Granted
                                     Underlying         to Employees        Exercise      Expiration       Grant Date
                                  Options Granted         in 2000         Price ($/sh)       Date      Present Value (1)
                                ---------------------------------------------------------------------------------------
Moshe BenBassat..............                -            0.00%                  -               -                 -
Robert Spina (2).............            7,200            0.71%             $    8.50      3/20/10        $     3,432
Shimon Rojany................           30,000            2.96%             $    8.50      3/20/10        $    14,299
Ami Shpiro...................           18,000            1.77%             $    8.50      3/20/10        $    10,469
David Schapiro...............           30,000            2.96%             $    8.50      3/20/10        $    17,448


(1) Computed using the Black-Scholes option pricing model. Full vesting of options is four years from grant date. Assumes the average expected life of the option is 1.31 years, a volatility of 116%, an annual dividend yield of 0.0%, and interest risk free interest rate of 5%.
(2)  Mr. Spina resigned effective December 31, 2000.

AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

          The following table sets forth certain information concerning options exercised by the Named Executive Officers in year 2000, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 2000.

                                                                 Number of Securities
                                                            Underlying Unexercised Options        Value of Unexercised
                                Shares                                   as of                   In-the-Money Options at
                              Acquired On       Value              December 31, 2000              December 31, 2000 (1)
                               Exercise       Realized       Exercisable    Unexercisable     Exercisable    Unexercisable
                            --------------------------------------------------------------------------------------------------

Moshe BenBassat............     205,608     $  574,640.57       75,372         439,020         $        -      $        -
Robert Spina (2)...........      23,249     $   69,097.77        1,563               -         $    1,714      $        -
Shimon Rojany..............      36,920     $  130,724.31       15,942          77,365         $   31,199      $   45,726
Ami Shpiro.................           -     $        -          23,527          30,735         $   20,165      $   20,447
David Schapiro.............           -     $        -         136,963         121,036         $159,794        $   98,453

------------------------
(1)  Based upon the Closing Price of the Ordinary Shares on December 29, 2000 of
     $1.75 less the exercise price per share.
(2)  Mr. Spina resigned effective December 31, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          As noted above, the Compensation Committee is comprised of two non-employee directors: Dr. Borovich and Mr. Shalev. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of ClickSoftware serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of ClickSoftware's Board of Directors, nor has such interlocking relationship existed in the past.

PERFORMANCE GRAPH

          The following graph compares the quarterly share price of the Company's common stock with the index return of the NASDAQ National Market Index and with the NASDAQ Index of Computer Stocks for the period from June 23, 2000 (the date on which the Company's common stock began trading on the NASDAQ) through December 31, 2000. The Company has paid no dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance:

                         6/30/00        9/30/00        12/30/00
                       ----------      ----------     ----------
CKSW                       -5%           -14%            -76%
NASDX                       2%           - 3%            -36%
NASD:COMPUTER:              3%           - 6%            -43%



CERTAIN RELATIONSHIPS AND TRANSACTIONS

          On May 9, 2001 the Company's Board of Directors approved a loan of $300,000 from the Company to Dr. Moshe BenBassat, Chairman of the Company's Board of Directors and Chief Executive Officer. The interest rate is 4.99% per annum, based upon the minimum Applicable Federal Rate for August 2001 for a medium term, annually compounded loan. Interest will compound annually, and all accrued interest and principal will be due and payable within five years from the date of the loan. All interest and principal will also be due and payable upon the termination of Dr. BenBassat's employment with the Company for any reason or upon a change in control of the Company. Dr. Moshe BenBassat has represented to the Company that the loan will not be used, directly or indirectly, to purchase shares of the Company. In accordance with Israeli law, the granting of the loan to Dr. BenBassat requires the approval of the shareholders.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during year 2000, all Section 16 filing requirements were met, with the following exceptions:

          For Shimon Rojany, CFO, Form 4 for the month of June 2000 was filed on August 8, 2000 indicating a single indirect acquisition of 3,000 shares of

Company stock. For James Thanos, Director, Form 4 for the month of June 2000 was filed on August 8, 2000 indicating a single direct acquisition of 5,000 shares of Company stock. For Corey Leibow, COO, Form 3 due November 25, 2000 was filed on February 14, 2001. For Timothy Spence, VP of Business Affairs and Controller, Form 3 due September 25, 2000 was filed on February 8, 2001



                                         By Order of the Board of Directors

Campbell, California
August 7, 2001

                                         MOSHE BENBASSAT
                                         Chairman of the Board of Directors and
                                         Chief Executive Office

         .

 APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                         CLICKSOFTWARE TECHNOLOGIES LTD.

                                    PURPOSES

          The purpose of the Audit Committee of the Board of Directors of ClickSoftware Technologies Ltd., an Israeli corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal controls, to provide the Company's Board of Directors with the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Director's attention.

          In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

                                   MEMBERSHIP

          The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, each of whom:

     1.   Will be an independent director;

     2.   Will be able to read and understand  fundamental financial statements,
          in  accordance   with  the  NASDAQ  National  Market  Audit  Committee
          requirements; and


     3. At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer with financial oversight responsibilities.

                                RESPONSIBILITIES

     The  responsibilities of the Audit Committee shall include:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

     2.   Reviewing  on  a  continuing  basis  the  activities,   organizational
          structure and qualifications of the Company's internal audit function;

     3. Reviewing the independent auditors' proposed audit scope, approach and independence;

     4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

     5. Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     6. Recommending the appointment of independent auditors to the Board of Directors;

     7.   Reviewing fee arrangements with the independent auditors;

     8.   Reviewing  before  release  the  audited   financial   statements  and
          Management's Discussion and Analysis in the Company's annual report on Form 10-K;

     9. Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

     10. Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

     11. Overseeing of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

     12. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     13. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

     14. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

     15. Reviewing related party transactions for potential conflicts of interest;

     16. Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

     17. Performing other oversight functions as requested by the full Board of Directors.

          In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee's examinations and recommendations.

                                    MEETINGS

          The Audit Committee will meet at least four times each year. The Audit Committee should attempt to have one of the meetings as a face-to-face meeting. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

          The Audit Committee will meet separately with the Company's president and separately with the Company's chief financial officer at least annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor's examination and management report.

                                     MINUTES

          The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                                                                      APPENDIX B

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                   AMENDED AND RESTATED 2000 SHARE OPTION PLAN


     1. Purposes of the Plan. The purposes of this Share Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.   Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

          (b) "Applicable Laws" means the requirements relating to the administration of share option plans under Israeli corporate and securities laws, U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (f) "Company" means ClickSoftware Technologies Ltd., a corporation incorporated under the laws of the State of Israel.

          (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (h) "Director" means a member of the Board of Directors of the Company.

          (i) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


          (k) "Fair Market Value" means, as of any date, the value of a Share determined as follows:

               (i) If the Shares are listed on the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such system for the last market trading day prior to the time of determination, as reported in Globes, HaAretz or such other source as the Administrator deems reliable;

               (ii) If the Shares are listed on the Tel Aviv Stock Exchange, but are not traded on the Nasdaq National Market or The Nasdaq Small Cap Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid if no sales were reported) as quoted on such exchange for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (iii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

               (iv) In the absence of an established  market for the Shares, the
Fair  Market  Value   thereof   shall  be   determined  in  good  faith  by  the
Administrator.

          (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Inside Director" means a Director who is an Employee.

          (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" means a share option granted pursuant to the Plan.

          (q) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (r) "Optioned Shares" means the Shares subject to an Option.

          (s) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (t) "Outside Director" means a Director who is not an Employee.

          (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v) "Plan" means this 2000 Share Option Plan.

          (w) "Service Provider" means an Employee, Director or Consultant.

          (x) "Share" means a share of the Company's Ordinary Shares having a nominal value of 1.00 NIS, as adjusted in accordance with Section 12 below.

          (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate

     4. number of Shares that may be subject to option and sold under the Plan is 3,000,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 5% of outstanding shares on such date, (ii) 1,250,000 Shares, or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired.

                  If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     5.   Administration of the Plan.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii)  Section  162(m).  To  the  extent  that  the  Administrator
determines  it  to  be  desirable  to  qualify  Options  granted   hereunder  as
"performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

               (iii) to determine the number of Shares to be covered by each such award granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions of any Option granted hereunder;

               (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Shares;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value (or the nominal value of the Shares, if higher than the Fair Market Value), if the Fair Market Value of the Shares covered by such Option has declined since the date the Option was granted;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

                (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     6. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     7. Limitations.

          (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to grants of Options:

                (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

                (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

                (iii)   The    foregoing    limitations    shall   be   adjusted
proportionately in connection with any change in the Company's capitalization as described in Section 12.

                (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     8. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     9. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     10. Option Exercise Price and Consideration.

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                (i) In the case of an Incentive Stock Option

          (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

          (B) granted to any Employee other than an Employee described in the preceding subparagraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price (other than as required above) of less than 100% of Fair Market Value on the date of grant pursuant to a merger or other corporate transaction.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment. To the extent that the consideration paid for the Shares is denominated in a currency other than New Israeli Shekels, the exchange rate to be used to obtain a New Israeli Shekel value of such consideration shall be the noon buying rate as reported by the Federal Reserve Bank of New York (expressed in shekels per unit of non-Israeli currency) on the date of grant of the Option. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     11. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Options shall become exercisable at a rate to be determined by the Administrator. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in (i) the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse, or (ii) the name of the Optionee to Yoav Bruckner as trustee (the "Trustee"), to be held by the Trustee on behalf of Optionee if so required by Applicable Laws. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination.

          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     12. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     13. Adjustments Upon Changes in Capitalization or Merger.

          (a) Changes in Capitalization. In the event the Shares shall be subdivided or combined into a greater or smaller number of Shares or if, upon a reorganization, recapitalization or the like, the Shares shall be exchanged for other securities of the Company, each Optionee shall be entitled, subject to the conditions herein stated, to purchase such number of Shares or amount of other securities of the Company as were exchangeable for the number of Shares of the Company which such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

          In the event that the Company shall issue any of its Shares or other securities as bonus shares or a stock dividend upon or with respect to any Shares which shall at the time be subject to an Option hereunder, each Optionee upon exercising such Option shall be entitled to receive (for the purchase price payable upon such exercise), the Shares as to which he or she is exercising such Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such bonus shares or stock dividend were declared, and such amount of Shares (and the amount in lieu of fractional Shares) as is equal to the Shares which he would have received had he been the holder of the Shares as to which he is exercising his Option at all times between the date of the granting of such Option and the date of its exercise.

          Upon the occurrence of any of the foregoing events, the class and aggregate number of Shares or other securities issuable pursuant to the Plan, in respect of which Options have not yet been granted, as well as the number of Shares which may be granted pursuant to the automatic grant provisions of
Section 13, shall also be appropriately adjusted to reflect the events specified above. If the Company offers the holders of the Shares, or of any other class of security for which the Options are then exercisable, rights to purchase securities of the Company, then the Company shall offer the same rights to the Optionees as if they had exercised their Options on the record date with respect to such rights offering.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Options granted to an Outside Director pursuant to Section 13 that are assumed or substituted for, if following such assumption or substitution the Optionee's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

          In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

          For the purposes of this Section 12(c), the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely ordinary shares (or their equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Shares, to be solely ordinary shares (or their equivalent) of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of in the merger or sale of assets.

     14. Formula Option Grants to Outside Directors. Outside Directors shall be automatically granted Options each year in accordance with the following provisions:

          (a) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

          (b) Each Outside Director, except for individuals who became directors of the Company prior to the Company's 2001 Annual Meeting, and except for Outside Directors who are designated as External Directors in accordance with Israeli law, is automatically granted an option to purchase thirty thousand (30,000) shares (the "First Option"), upon the date such individual first becomes a director, whether through election by the shareholders of the Company or by appointment by the Board in order to fill a vacancy (the "Anniversary Date"); provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

         Each Outside Director is automatically granted an option to purchase seven thousand five hundred (7,500) shares (the "Subsequent Option") following each annual meeting of the shareholders of the Company, beginning in 2002, if on such date he or she shall have served on the Board for at least the preceding six (6) months.

          (c) The terms of each First Option granted pursuant to this Section shall be as follows:

                (i) the term of the First Option shall be ten (10) years.

                (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

                (iii) the First Option shall vest as to 25% of the Shares subject to the First Option on each anniversary of its date of grant provided that the Optionee continues to serve as a Director on such date.

          (d) The terms of each Subsequent Option granted pursuant to this Section shall be as follows:

                (i) the term of the Subsequent Option shall be ten (10) years.

                (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                (iii) the Subsequent Option shall vest as to 100% of the Shares subject to the Subsequent Option on the anniversary of its date of grant provided that the Optionee continues to serve as a Director on such date.

     15. Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

     16. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     17. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     20. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                                 CLICKSOFTWARE TECHNOLOGIES LTD.

                                                                   c/o EquiServe
                                                                   P.O. Box 9398
                                                          Boston, MA  02205-9398

                ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 7, 2001

P R O X Y  B A L L O T

          THIS PROXY/BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLICKSOFTWARE TECHNOLOGIES LTD.

          The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held September 7, 2001 and the proxy statement related thereto and appoints Moshe BenBassat and Shimon Rojany, jointly and severally, the proxy of the undersigned, with full power of substitution, to vote all Ordinary Shares of ClickSoftware Technologies Ltd. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of the Company to be held at 655 Campbell Technology Parkway, Suite 250, Campbell, CA 95008 on September 7, 2001 at 4:00 p.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do it personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

          I hereby vote my Ordinary Shares of ClickSoftware Technologies Ltd. as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE
                                                                ----------------

Please mark votes as in this example.

          The Board of Directors recommends a vote FOR each of the matters listed below. This Proxy/Ballot, when properly executed, will be voted as specified below. This Proxy/Ballot will be voted FOR Proposals No. 1, 2, 3, 4, 5 and 6 if no specification is made.



1.   ELECTION OF EXTERNAL DIRECTOR                             FOR                 WITHHOLD
     Janet Schinderman                                                             AUTHORITY

2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS       FOR                 AGAINST             ABSTAIN

3.   AMENDMENT OF 2000 SHARE OPTION PLAN                       FOR                 AGAINST             ABSTAIN

4.   RATIFICATION AND APPROVAL OF GRANT OF STOCK OPTIONS TO    FOR                 AGAINST             ABSTAIN
     MEMBERS OF THE BOARD OF DIRECTORS

5.   RATIFICATION AND APPROVAL OF LOAN TO CHIEF EXECUTIVE      FOR                 AGAINST             ABSTAIN
     OFFICER

6.   RATIFICATION AND APPROVAL OF COMPENSATION                 FOR                 AGAINST             ABSTAIN
     TERMS FOR CHIEF EXECUTIVE OFFICER

7.   RECEIPT AND CONSIDERATION OF DIRECTORS' REPORT AND        FOR                 AGAINST             ABSTAIN
     AUDITED 2000 FINANCIAL STATEMENTS


                                                               MARK HERE FOR
                                                               ADDRESS CHANGE
                                                               AND NOTE AT LEFT

Address Change Information

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. By signing below, the undersigned confirms that he/she/it does not have a personal interest in the transaction described in Proposal Two, unless the box to the right is checked.

Signature:                                  Date:
           ----------------------                --------------------------

Signature:                                  Date:
           ----------------------                --------------------------